                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form 8-K/A

                        AMENDMENT NO.1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 18, 1997
                                                -----------------------------

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                0-25634                87-0365268
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)                    File Number)          Identification No.)

755 Boardman-Canfield Road, Building G West, Boardman, Ohio         44512
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrants telephone number, including area code    (330) 965-9910
                                                  --------------------

                                 Not applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

THE CURRENT REPORT ON FORM 8-K OF THE REGISTRANT PREVIOUSLY FILED ON AUGUST 4, 1997 IS HEREBY AMENDED TO ADD THERETO THE FOLLOWING
FINANCIAL STATEMENTS AND EXHIBITS:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements relating to the transaction contemplated by the Agreement and Plan of Reorganization dated July 18, 1997 pursuant to which American Architectural Products Corporation acquired all of the issued and outstanding common stock of Thermetic Glass, Inc. are filed herewith:

         AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                 Pro forma condensed consolidated balance sheet as of June 30, 1997, and pro forma condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996

         THERMETIC GLASS, INC.

                 Audited balance sheet as of December 31, 1996, and audited statements of operations and accumulated deficit and of cash flows for the year ended December 31, 1996

                 Unaudited balance sheet as of June 30, 1997, and unaudited statements of operations and accumulated deficit and of cash flows for the six months ended June 30, 1997 and 1996


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

Date:  October 3, 1997                      /s/ Frank J. Amedia
                                            -------------------
                                            Frank J. Amedia
                                            President & Chief Executive Officer

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 25, 1996, Forte Computer Easy, Inc. (Forte) entered into an Agreement and Plan of Reorganization (the Agreement) with AAP Holdings, Inc.
(AAPH). The closing of transactions contemplated by the Agreement occurred on December 18, 1996. Pursuant to the Agreement, Forte acquired all of the issued and outstanding shares of capital stock of American Architectural Products, Inc. (AAP) in exchange for 1,000,000 shares of Series A Convertible Preferred Stock of Forte (the Series A Preferred). Under terms of the Agreement and the Series A Preferred, AAPH obtained 60% of the voting control of Forte.

Because AAPH obtained a controlling interest in Forte and due to the relative size of AAP compared to Forte, this transaction was accounted for as an acquisition of Forte by AAP (a reverse acquisition in which AAP is considered the acquirer for accounting purposes). Accordingly, the financial statements of the registrant for the periods prior to December 18, 1996 are those of AAP, the assets and liabilities of Forte were recorded at fair values, and the results of Forte's operations from the date of acquisition (December 18, 1996) were included in the consolidated financial statements. Forte subsequently changed its name to American Architectural Products Corporation (AAPC).

AAP was incorporated on June 19, 1996 and had no significant operations or assets until it acquired two companies, Eagle Window and Door, Inc. (Eagle) and Taylor Building Products Company (Taylor), from MascoTech, Inc. on August 29, 1996. The acquisition of Eagle and Taylor was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values and the results of the Eagle and Taylor operations included in AAP's consolidated financial statements from the date of acquisition.

Additionally, AAPH's ultimate controlling stockholder, an individual, acquired 100% ownership of two other companies, Mallyclad Corp. (Mallyclad) and Vyn-L Corp. (Vyn-L) on June 25, 1996. On December 18, 1996, Mallyclad and Vyn-L were merged into AAP in connection with the Forte transaction. Since this individual was ultimately the controlling shareholder of AAP, Mallyclad and Vyn-L, the merger was considered a transaction among companies under common control and, accordingly, was accounted for at historic cost (ie: the individual's June 25 acquisition cost) in a manner similar to a pooling of interests. The operating results of Mallyclad and Vyn-L from the date of their acquisition by AAPH's majority stockholder are included in the consolidated financial statements.

On March 14, 1997, AAPC acquired the stock of Western Insulated Glass, Co. (Western). The acquisition was accounted for as a purchase, with the purchase price allocated among the assets acquired and liabilities assumed based on their estimated fair market values. The results of Western's operations will be included in the AAPC consolidated financial statements from the acquisition date.

On July 18, 1997, AAPC acquired the stock of Thermetic Glass, Inc. (Thermetic). The acquisition was accounted for as a purchase, with the purchase price allocated among the assets acquired and the liabilities assumed based on their estimated fair market values. The results of Thermetic's operations will be included in the consolidated financial statements of AAPC from the acquisition date.

The accompanying pro forma condensed consolidating financial statements illustrate the effects of the Forte acquisition of AAP; the AAP acquisition of Eagle and Taylor; the acquisition of Mallyclad and Vyn-L by the AAPH majority stockholder and the merger of Mallyclad and VynL into AAP; and the acquisitions of Western and Thermetic (collectively the Transactions). The pro forma condensed consolidated balance sheet as of June 30, 1997 assumes that the acquisition of Thermetic took place on that date and is based on the historical consolidated balance sheets of AAPC and Thermetic at that date. The pro forma condensed consolidated statement of operations for the six months ended June 30, 1997 is based on the historical statement of operations of AAPC for that period, of Western for the period January 1, 1997 to March 14, 1997, and Thermetic for the six months ended June 30, 1997. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical statements of operations of Mallyclad and Vyn-L for the seven months ended June 30, 1996, of Eagle and Taylor for the eight months ended August 29, 1996, of AAPC for the period from June 19, 1996 (date of inception) to December 31, 1996, of Forte for the period from January 1, 1996 to December 18, 1996, of Western for the fiscal year ended October 31, 1996, and of Thermetic for the year ended December 31, 1996. The pro forma condensed consolidated statements of operations assumes that the Transactions occurred on January 1, 1996.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the Transactions. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocations of purchase price, the actual allocation of which may differ. Further, as discussed in the Notes to the pro forma condensed consolidated financial statements, the pro forma condensed consolidated statements of operations reflect only those adjustments that are "factually supportable" as defined in the rules of the Securities and Exchange Commission. Accordingly, they do not reflect certain changes in the operating cost structure of the companies acquired which were made in connection with the Transactions.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of AAPC, Forte, Eagle and Taylor, Mallyclad and Vyn-L, Western and Thermetic.

     AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
     June 30, 1997
     (Unaudited; dollars in thousands)

                                                                                                                AAPC
                                                          AAPC           Thermetic       Adjustments         Pro Forma
                                                          ----           ---------       -----------         ---------
                            ASSETS

Cash                                                       $387                $0            ($100)(1)           $287
Accounts receivable                                       8,589               697                               9,286
Inventories                                              12,404             1,013                              13,417
Prepaid expenses and other
     current assets                                       2,391                55                               2,446
                                                     ----------------------------------------------        -----------
Total current assets                                     23,771             1,765             (100)            25,436
                                                     ----------------------------------------------        -----------

Property, plant and equipment, net                       16,946             1,661              589 (1)         19,196
Cost in excess of net assets acquired                     6,676                              4,088 (1)         10,764
Other                                                       627                 7                                 634
                                                     ----------------------------------------------        -----------
Total assets                                            $48,020            $3,433           $4,577            $56,030
                                                     ==============================================        ===========

                       LIABILITIES AND
                     SHAREHOLDERS' EQUITY

Current portion of long term debt and
     capital lease obligations                           $3,586            $1,583             $915             $6,084
Revolving line of credit                                  9,660                                                 9,660
Accounts payable                                          5,937               229                               6,166
Accrued expenses                                          4,024                 9              192 (1)          4,225
Current portion of warranty obligations                   1,100                                                 1,100
                                                     ----------------------------------------------        -----------
Total current liabilities                                24,307             1,821            1,107             27,235
                                                     ----------------------------------------------        -----------

Long term debt and capital lease
     obligations, less current portion                   14,910             1,636            2,500 (1)         19,046
Warranty obligations, less current portion                3,287                                                 3,287
Other                                                       658                 6                                 664
                                                     ----------------------------------------------        -----------
Total liabilities                                        43,162             3,463            3,607             50,232
                                                     ----------------------------------------------        -----------

Shareholders' equity                                      4,858               (30)             970 (1)          5,798
                                                     ----------------------------------------------        -----------
Total liabilities and shareholders' equity              $48,020            $3,433           $4,577            $56,030
                                                     ==============================================        ===========


 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six months ended June 30, 1997
(Unaudited; dollars in thousands except per share amounts)

                                                      Western                         AAPC        Thermetic
                                                    Jan 1, 1997                    Pro Forma     six months
                                                         to                          before         ended
                                            AAPC    Mar 14, 1997  Adjustments      Thermetic    Jun 30, 1997   Adjustments
                                            ----    ------------  -----------      ---------    ------------   -----------
Sales                                      $39,610       $1,382                       $40,992       $2,305
Cost of sales                               31,014          939           8 (8)        31,961        1,937          (27)(11)
                                          ----------------------------------       -------------------------------------
Gross profit                                 8,596          443          (8)            9,031          368           27

Selling, general and administrative          7,113          257          26 (8)(10)     7,396          340          104 (11)(13)
                                          ----------------------------------       -------------------------------------
Operating income (loss)                      1,483          186         (34)            1,635           28          (77)

Interest expense                             1,396            2          66 (9)         1,464          131          130 (12)
Other (income) expense - net                   (41)           2                           (39)           0
                                          ----------------------------------       -------------------------------------
Income (loss) before income taxes              128          182        (100)              210         (103)        (207)

Income tax provision (benefit)                  47            0          37 (6)            84            0          (84)(6)
                                          ----------------------------------       -------------------------------------
Income (loss) from continuing operations        81          182        (137)              126         (103)        (123)

Dividends on Preferred Stock                   (71)                                       (71)
                                          ----------------------------------       -------------------------------------
Income (loss) available to common shares       $10         $182       ($137)              $55        ($103)       ($123)
                                          ==================================       =====================================

Earnings (loss) per common share                                                        $0.00
                                                                                   ===========

Weighted average number of
       shares outstanding                                                          12,667,785 (7)               384,000 (7)
                                                                                   ===========                  ========



                                                         AAPC
                                                       Pro Forma
                                                       ---------
Sales                                                  $43,297
Cost of sales                                           33,871
                                                    -----------
Gross profit                                             9,426

Selling, general and administrative                      7,840
                                                    -----------
Operating income (loss)                                  1,587

Interest expense                                         1,725
Other (income) expense - net                               (39)
                                                    -----------
Income (loss) before income taxes                         (100)

Income tax provision (benefit)                               0
                                                    -----------
Income (loss) from continuing operations                  (100)

Dividends on Preferred Stock                               (71)
                                                    -----------
Income (loss) available to common shares                 ($171)
                                                    ===========

Earnings (loss) per common share                        ($0.01)
                                                    ===========

Weighted average number of
       shares outstanding                           13,051,785 (7)
                                                    ===========


 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 1996
(Unaudited; dollars in thousands except per share amounts)

                                       Mallyclad    Eagle &
                                        & Vyn-L      Taylor        AAPC          Forte        Western
                                       7 months     8 months    Inception     Jan 1, 1996       year
                                         ended       ended       through        through        ended
                                     Jun 30, 1996 Aug 29, 1996 Dec 31, 1996  Dec 18, 1996   Oct 31, 1996 Adjustments
                                     ------------ ------------ ------------  ------------   ------------ -----------
Sales                                   $1,916     $39,971      $25,249         $3,263        $5,821
Cost of sales                            1,597      33,833       19,027          3,218         3,868       (1,655)(2)(3)(8)
                                     -----------------------------------------------------------------------------
Gross profit                               319       6,138        6,222             45         1,953        1,655

Selling, general and administrative        350       7,090        4,060          1,333         1,304          333 (2)(3)(4)(8)(10)
                                     -----------------------------------------------------------------------------
Operating income (loss)                    (31)       (952)       2,162         (1,288)          649        1,322

Interest expense                             0       1,143          756            374            16          609 (5)(9)
Other (income) expense - net               (19)        499            5           (195)           (8)
                                     -----------------------------------------------------------------------------
Income (loss) before income taxes          (12)     (2,594)       1,401         (1,467)          641          713

Income tax provision (benefit)                        (908)         640           (411)          228          451 (6)
                                     -----------------------------------------------------------------------------
Income (loss) from continuing
  operations                              ($12)    ($1,686)        $761        ($1,056)         $413         $262
                                     =============================================================================

Earnings (loss) per share


Weighted average number of
       shares outstanding

                                               AAPC             Thermetic
                                             Pro Forma             year
                                              before              ended                                   AAPC
                                             Thermetic        Dec. 31, 1996       Adjustments          Pro Forma
                                             ---------        -------------       -----------          ---------
Sales                                        $76,220             $4,967                                  $81,187
Cost of sales                                 59,888             $4,190               ($27)(11)           64,051
                                           ------------------------------------------------           -----------
Gross profit                                  16,332                777                 27                17,136

Selling, general and administrative           14,470               $823               $207 (11)(13)       15,500
                                           ------------------------------------------------           -----------
Operating income (loss)                        1,862                (46)              (180)                1,636

Interest expense                               2,898               $243               $260 (12)            3,401
Other (income) expense - net                     282               ($24)                                     258
                                           ------------------------------------------------           -----------
Income (loss) before income taxes             (1,318)              (265)              (440)               (2,023)

Income tax provision (benefit)                     0               $677              ($677)(6)                 0
                                           ------------------------------------------------           -----------
Income (loss) from continuing
  operations                                 ($1,318)             ($942)              $237               ($2,023)
                                           ================================================           ===========

Earnings (loss) per share                     ($0.10)                                                     ($0.16)
                                           ==========                                                 ===========

Weighted average number of
       shares outstanding                 12,581,053  (7)                          384,000  (7)       12,965,053  (7)
                                          ===========                              ========           ===========

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (Unaudited; dollars in thousands)


(1) To reflect the acquisition of Thermetic and the allocation of purchase price on the basis of fair values of the assets acquired and liabilities assumed. The components of the purchase price and the related allocation to the assets and liabilities of Thermetic are as follows:


Components of purchase price:
   AAPC common shares issued                               $  940
   AAPC common shares to be issued                            915
   AAPC convertible debentures                              2,500
   Cash                                                       100
                                                           ------
    Total purchase price                                    4,455

Allocation of purchase price:
   Elimination of Stockholders' equity
   of acquired company                                         30
   Increase in property, plant and equipment                 (589)
   Adjustment to accrued expenses including
     estimate of acquisition costs                            192
                                                           ------
     Cost in excess of net assets acquired                 $4,088
                                                           ======

(2)    Adjustments for AAP depreciation and amortization (relating to         8 Months
       Eagle & Taylor and Mallyclad & Vyn-L for periods prior                   ended
       to their acquisitions and inclusion in the Company's                 Aug 29, 1996
       consolidated financial statements):                                  ------------
       Depreciation and amortization in cost of sales based
           on asset bases resulting from acquisitions                            $347
       Eliminate depreciation and amortization in historical
           cost of sales                                                       (2,334)
                                                                              -------
       Reduction in cost of sales for depreciation and amortization           ($1,987)
                                                                              =======

       Depreciation and amortization in selling, general and
           administrative expenses based on asset bases resulting
           from acquisitions                                                     $294
       Eliminate depreciation and amortization in historical selling,
           general and administrative expenses                                   (364)
                                                                              -------
       Reduction in selling, general and administrative expenses                 ($70)
                                                                              =======

(3)    Adjustments for Forte depreciation and amortization (relating
       to Forte for period prior to acquisition and inclusion in                      Jan. 1 to
       the Company's consolidated financial statements):                            Dec. 18, 1996
                                                                                    -------------
       Depreciation and amortization in cost of sales based
         on asset bases resulting from acquisitions                                       $552
       Eliminate depreciation and amortization in historical
         cost of sales                                                                    (247)
                                                                                          ----
       Incremental cost of sales for depreciation and amortization                        $305
                                                                                          ====
       Depreciation and amortization in selling, general and administrative
         expenses based on asset bases resulting from acquisitions                        $116
       Eliminate depreciation and amortization in historical selling,
         general and administrative expenses                                               (52)
                                                                                          ----
       Incremental selling, general and administrative expenses                            $64
                                                                                          ====

(4) In connection with the December 18, 1996 transaction, the Company entered into an agreement whereby an annual management fee in the amount of $250,000 is to be paid by AAP to AAP Holdings, Inc.

  (5)  Adjustments to AAP interest expense                  8 months
       (relating to Eagle & Taylor and Mallyclad              ended
       & Vyn-L for periods prior to their acquisition      Aug 29,1996
       and included in the Company's consolidated          -----------
       financial statements):
       Interest on term loans at
         rate of 9.75%                                          $202
       Interest on revolving credit facility
         at rate of 9.75%                                        729
       Interest on subordinated note at
         rate of 10%                                             533
       Increase in amortization of
         debt issue costs                                         77
       Eliminate historical interest                          (1,143)
                                                              -------
                                                                $398
                                                              =======

   (6) In situations in which income before income taxes is presented, adjustment is made to provide for income taxes at the effective rate of 40 percent in determining proforma income from continuing operations. In situations in which a loss before income taxes is presented, adjustment is made to eliminate tax provision (benefit) in determining pro forma loss from continuing operations. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

(7) The number of shares outstanding at June 30, 1997 is used as the weighted average number of shares outstanding for purposes of computing the pro forma earnings (loss) per share. This number of shares is increased for the number of shares issued in connection with the acquisition of Thermetic.

(8)   Adjustments for Western depreciation and amortization                          Year                  Year
      (relating to Western for the periods prior to its acquisition and             ended                 ended
      inclusion in the Company's consolidated financial statements):             Oct 31,1996           Mar 14, 1997
                                                                                 -----------           ------------
       Depreciation and amortization in cost of sales based
         on asset bases resulting from acquisition                                   $75                    $22
       Eliminate depreciation and amortization in historical
         cost of sales                                                               (48)                   (14)
                                                                                     ---                    ---
       Incremental cost of sales for depreciation and amortization                   $27                     $8
                                                                                     ===                    ===
       Depreciation and amortization in selling, general and
         administrative expenses based on asset bases resulting
         from acquisition                                                            $25                     $7
       Eliminate depreciation and amortization in historical selling,
            general and administrative expenses                                      (21)                    (6)
                                                                                     ---                    ---
       Incremental selling, general and administrative expenses                       $4                     $1
                                                                                     ===                    ===

(9)    Adjustments to AAPC interest expense
       relating to acquisition of Western:              Year                Jan 1, 1997
                                                       ended                    to
                                                    Oct 31,1996            Mar 14, 1997
                                                    -----------            ------------
       Interest on Western term loans at
         weighted average rate of 10.8%                $100                      $32
       Interest on Western revolving credit
         facility at rate of 9.5%                        40                       12
       Interest on AAPC unsecured
         promissory notes at rate of 10%                 70                       20
       Increase in amortization of
         debt issue costs                                17                        4
       Eliminate historical interest                    (16)                      (2)
                                                       ----                      ---
                                                       $211                      $66
                                                       ====                      ===



(10) In connection with the AAPC acquisition of Western, AAPC entered into an employment agreement with the President of Western. Under the terms of the employment agreement and based on the operating results of Western for the fiscal year ended October 31, 1996, selling, general and administrative expenses for that period would have included additional compensation to the President of approximately $85,000. Under terms of the employment agreement and based on the operating results of Western for the period January 1, 1997 to March 31, 1997, selling, general and administrative expenses for that period would have included additional compensation to the President of approximately $25,000.

 (11) Adjustments for Thermetic depreciation and amortization
      (relating to Thermetic for the periods prior to its                Year                 Six months
      acquisition and inclusion in the Company's consolidated           ended                   ended
      financial statements):                                         Dec 31, 1996            June 30, 1997
                                                                     ------------            -------------
      Depreciation and amortization in cost of sales based
        on asset bases resulting from acquisition                       $178                      $89
      Eliminate depreciation and amortization in historical
       cost of sales                                                    (205)                    (116)
                                                                        ----                     ----
      Incremental cost of sales for depreciation and amortization       ($27)                    ($27)
                                                                        ====                     ====

      Depreciation and amortization in selling, general and
        administrative expenses based on asset bases resulting
        from acquisition                                                $163                      $82
      Eliminate depreciation and amortization in historical selling,
        general and administrative expenses                                0                        0
                                                                        ----                      ---
      Incremental selling, general and administrative expenses          $163                      $82
                                                                        ====                      ===

 (12) Interest on additional debt relating to the                      Year                 Six months
      Thermetic acquisition:                                           ended                   ended
                                                                    Dec. 31, 1996          June 30, 1997
                                                                    -------------          -------------
$2,500,000 Convertible Debenture, interest payable
  quarterly at 7%, principal due in 5 equal annual
  installments commencing July 17, 1999                                  $175                   $88

Interest expense relating to the obligation to issue additional shares of common stock on the first anniversary date
  of the Thermetic acquisition                                             85                    42
                                                                         ----                  ----
  Total incremental interest expense                                     $260                  $130
                                                                         ====                  ====

 (13) In connection with the AAPC acquisition of Thermetic, AAPC entered into an employment agreement with the President of Thermetic. Under the terms of the employment agreement and based on the operating results of Thermetic for the year ended December 31, 1996 and for the six months ended June 30, 1997, selling, general and administrative expenses would have included additional compensation to the President of approximately $44,000 and $22,000, respectively.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Thermetic Glass Inc.
Toluca, Illinois


We have audited the accompanying balance sheet of Thermetic Glass Inc. as of December 31, 1996, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermetic Glass Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Clifton Gunderson L.L.C.


Peoria, Illinois
October 3, 1997

                              THERMETIC GLASS INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS
     Cash                                                                                 $     4,948
                                                                                          -----------

     Accounts and notes receivable                                                            710,025
         Less allowance for doubtful accounts                                                (116,000)
                                                                                          -----------

                                                                                              594,025
                                                                                          -----------

     Inventories                                                                              846,008
     Prepaid expenses                                                                          67,143
                                                                                          -----------

                  Total current assets                                                      1,512,124
                                                                                          -----------


PROPERTY, PLANT, AND EQUIPMENT                                                              2,757,213
     Less accumulated depreciation and amortization                                        (1,086,926)
                                                                                          -----------

                  Net property, plant, and equipment                                        1,670,287
                                                                                          -----------


OTHER ASSETS
     Patent and trademark (less accumulated amortization
         of $27,721)                                                                            7,940
     Returnable containers and racks                                                           97,645
     Other                                                                                      2,000
                                                                                          -----------

                  Total other assets                                                          107,585
                                                                                          -----------





                                                                                          $ 3,289,996
                                                                                          ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Notes payable to employees                                                               $     6,000
     Notes payable to bank                                                                        460,000
     Note payable to shareholder                                                                  350,000
     Notes payable to others                                                                       60,000
     Current installments of long-term debt                                                       157,026
     Current installments of obligations under
         capital leases                                                                            13,547
     Accounts payable                                                                             173,518
     Accrued expenses:
         Interest                                                                                  49,661
         Salaries                                                                                  51,141
         Payroll and sales tax                                                                     31,234
                                                                                              -----------

                  Total current liabilities                                                     1,352,127


LONG-TERM DEBT, excluding current installments                                                  1,774,338


OBLIGATIONS UNDER CAPITAL LEASES, excluding
     current installments                                                                          92,409
                                                                                              -----------

                  Total liabilities                                                             3,218,874
                                                                                              -----------


STOCKHOLDERS' EQUITY
     Common stock of no par value; authorized 500,000
         shares; issued and outstanding 1,000 shares                                                1,000
     Additional paid-in capital                                                                 2,300,000
     Accumulated deficit                                                                       (2,229,878)
                                                                                              -----------

                  Total stockholders' equity                                                       71,122
                                                                                              -----------

                                                                                              $ 3,289,996
                                                                                              ===========


       These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                              THERMETIC GLASS INC.
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED DECEMBER 31, 1996


NET SALES                                                                                 $ 4,966,666


COST OF GOODS SOLD                                                                          4,190,384
                                                                                          -----------

                  Gross profit                                                                776,282


SELLING, GENERAL, AND ADMINISTRATIVE
     EXPENSES                                                                                 822,785
                                                                                          -----------

                  Operating loss                                                              (46,503)
                                                                                          -----------


OTHER INCOME (EXPENSE)
     Interest income                                                                            7,799
     Interest expense                                                                        (242,861)
     Miscellaneous income                                                                      16,350
                                                                                          -----------

                                                                                             (218,712)
                                                                                          -----------

                  Loss before income taxes                                                   (265,215)


INCOME TAXES                                                                                  677,124
                                                                                          -----------


NET LOSS                                                                                     (942,339)


ACCUMULATED DEFICIT AT BEGINNING
     OF YEAR                                                                               (1,287,539)
                                                                                          -----------


ACCUMULATED DEFICIT AT END OF YEAR                                                        $(2,229,878)
                                                                                          ===========

       These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                              THERMETIC GLASS INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                   $(942,339)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization                                                            204,517
         Increase in allowance for doubtful accounts                                               31,159
         Increase in accounts and notes receivable                                                (53,538)
         Increase in inventories                                                                 (119,684)
         Decrease in prepaid expenses                                                               9,901
         Increase in returnable containers and racks                                              (13,200)
         Increase in accounts payable                                                              63,343
         Increase in accrued expenses                                                              41,388
         Deferred tax expense                                                                     677,124
                                                                                                ---------

                  Net cash used in operating activities                                          (101,329)
                                                                                                ---------


CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                                         (97,933)
                                                                                                ---------

                  Net cash used in investing activities                                           (97,933)
                                                                                                ---------


CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable                                                                  750,000
     Principal payments on notes payable                                                         (390,000)
     Proceeds from issuance of long-term debt                                                      30,000
     Principal payments on long-term debt                                                        (191,464)
     Principal payments on obligations under capital leases                                        (3,938)
                                                                                                ---------

                  Net cash provided by financing activities                                       194,598
                                                                                                ---------


NET DECREASE IN CASH                                                                               (4,664)


CASH AT BEGINNING OF YEAR                                                                           9,612
                                                                                                ---------


CASH AT END OF YEAR                                                                             $   4,948
                                                                                                =========


ADDITIONAL CASH FLOW INFORMATION
     Cash paid during the year for interest                                                     $ 227,259
                                                                                                =========


NONCASH INVESTING AND FINANCING ACTIVITIES
     Capital lease obligations incurred when the Company
         entered into leases for new trucks                                                     $ 109,894
                                                                                                =========




       These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                              THERMETIC GLASS INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                               DECEMBER 31, 1996


DESCRIPTION OF BUSINESS

Thermetic Glass Inc. is a manufacturer of vinyl windows and doors with sales concentrated mainly in the Midwest and is dependent upon the Midwest economy. The Company's products are readily available, and the Company is not dependent on a single supplier or only a few suppliers.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.


PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated using straight-line or accelerated methods over the estimated useful lives of the assets. Equipment held under capital leases is amortized straight line over the shorter of the lease term or estimated useful life of the asset.


INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

                              THERMETIC GLASS INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                               DECEMBER 31, 1996


PATENT AND TRADEMARK

These assets are amortized over the estimated useful lives of the respective assets using the straight-line method.















 This information is an integral part of the accompanying financial statements.

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 - PROPERTY, PLANT, AND EQUIPMENT

A summary of property, plant, and equipment at December 31, 1996 follows:

Land                                                                              $   10,800
Buildings                                                                          1,030,516
Machinery and equipment                                                            1,407,256
Vehicles                                                                             243,533
Furniture and fixtures                                                                65,108
                                                                                  ----------

                                                                                  $2,757,213
                                                                                  ==========

Depreciation expense for 1996 was $202,297.

Certain property and equipment is pledged as collateral on notes payable and long-term debt as described in Notes 2 and 5 to the financial statements.


NOTE 2 - NOTES PAYABLE TO BANK

Notes payable to bank consist of the following at December 31, 1996:

9 percent, $200,000 limit, due September 20, 1997; secured by $90,000 certificate of deposit of major shareholder and $110,000 personal
guarantee of major shareholder.                                                    $200,000

Prime plus 1 percent, $100,000 limit, due April 3, 1997; secured by
accounts receivable, machinery and equipment, and inventories.                      100,000

Prime plus 1 percent, $250,000 limit, due August 9, 1997; secured by
accounts receivable, machinery and equipment, and inventories.                      160,000
                                                                                   --------

                                                                                   $460,000
                                                                                   ========

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 3 - NOTES PAYABLE TO SHAREHOLDERS

Unsecured notes payable at December 31, 1996 are payable to shareholders and are due as follows:

10 percent, due on demand                                                     $100,000
8.5 percent, due on demand                                                     100,000
8.5 percent, due on demand                                                      50,000
8.5 percent, due on demand                                                      50,000
8.5 percent, due on demand                                                      50,000
                                                                              --------

                                                                              $350,000
                                                                              ========


NOTE 4 - NOTES PAYABLE TO EMPLOYEES AND OTHERS

Other unsecured notes payable at December 31, 1996 are payable to employees and others and are due as follows:

8 percent, due on demand                                                       $ 6,000
8 percent, due on demand                                                        20,000
8 percent, due on demand                                                        20,000
7 percent, due on demand                                                        20,000
                                                                               -------

                                                                               $66,000
                                                                               =======

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1996:

Note payable to major shareholder, secured by substantially
  all assets of the Company, is due as follows:
     June 1, 2024 at 8.5 percent, payable in monthly
     installments of $12,920, including interest.                            $ 1,644,154

8.0 percent note payable to bank, due in monthly installments of $3,393, including interest, through January, 1997; secured by
accounts receivable, machinery and equipment, and inventories.                     3,353

7.5 percent note payable to bank, due in monthly installments of $2,302, including interest, through March, 1997; secured by accounts
receivable, machinery and equipment, and inventories.                              6,841

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 5 - LONG-TERM DEBT (CONTINUED)

6.5 percent note payable to bank, due in monthly installments of
$651, including interest, through November, 1997; secured by a van.                           $    6,936

7.5 percent note payable to bank, due in monthly installments of $1,377, including interest, through January, 1998; secured by
accounts receivable, machinery and equipment, and inventories.                                    17,125

8.25 percent note payable to bank, due in monthly installments of $1,229, including interest, through June, 1998; secured by accounts
receivable, machinery and equipment, and inventories.                                             20,774

7.5 percent note payable to bank, due in monthly installments of $1,607, including interest, through September, 1998; secured by accounts receivable, machinery and equipment, and inventories.
                                                                                                  31,520
8.25 percent note payable to bank, due in monthly installments of $945, including interest, through September 1999; secured by accounts
receivable, machinery and equipment, and inventories.                                             27,775

Prime plus 1 percent note payable to bank, due in monthly installments of
$6,614, including interest, through July, 1999; secured by accounts receivable,
machinery and equipment, and inventories.                                                        172,886
                                                                                              ----------

Total long-term debt                                                                           1,931,364

Less current installments                                                                        157,026
                                                                                              ----------

LONG-TERM DEBT, EXCLUDING CURRENT INSTALLMENTS                                                $1,774,338
                                                                                              ==========

The aggregate maturities of long-term debt for each of the years subsequent to December 31, 1996 are as follows:

Year ending December 31:
     1997                                                                                     $  157,026
     1998                                                                                        122,045
     1999                                                                                         59,449
     2000                                                                                         20,212
     2001                                                                                         21,999
     2002-2024                                                                                 1,550,633
                                                                                              ----------

                                                                                              $1,931,364
                                                                                              ==========

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 6 - INCOME TAXES

Income tax expense amounted to $677,124 for 1996. The actual expense for 1996 differs from the "expected" tax expense (computed by applying the applicable U.S. federal corporate income tax rate of 34 percent to loss before income taxes) as follows:

Computed "expected" tax benefit                                                                $(90,173)
Surtax                                                                                            3,489
State income taxes, net of federal benefit                                                       67,851
Nondeductible expenses                                                                            5,091
Prior year underaccrual                                                                          59,894
Change in beginning of the year balance of the
     valuation allowance for deferred tax assets
     allocated to income tax expense                                                            634,058
Other, net                                                                                       (3,086)
                                                                                               --------
                                                                                               $677,124
                                                                                               ========

The components of income tax expense for 1996 are as follows:

                                                                          CURRENT         DEFERRED        TOTAL
                                                                          -------         --------        -----
Federal                                                                 $       --        $574,320       $574,320
State                                                                           --         102,804        102,804
                                                                        ----------        --------       --------

                                                                        $       --        $677,124       $677,124
                                                                        ==========        ========       ========

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 1996 are presented below:

Deferred tax assets:
     Net operating loss carryforwards                                                            $ 841,153
     Vacation accrual                                                                                7,243
     Accounts receivable, due to allowance for doubtful
         accounts                                                                                   46,400
     Interest not currently deductible                                                              11,678
     Inventories, due to additional costs inventoried for
         tax purposes                                                                               15,493
     Depreciation                                                                                   14,855
                                                                                                 ---------
                  Total gross deferred tax assets                                                  936,822
     Less valuation allowance                                                                     (935,087)
                                                                                                 ---------
                  Net deferred tax assets                                                            1,735

Deferred tax liabilities:
     Capital leases                                                                                 (1,735)
                                                                                                 ---------
NET DEFERRED TAX ASSETS                                                                          $      --
                                                                                                 =========


                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 6 - INCOME TAXES (CONTINUED)

The valuation allowance for deferred tax assets as of January 1, 1996 was $97,320. The net change in the valuation allowance for the year ended December 31, 1996 was an increase of $837,767.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $2,400,000. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of net operating loss carryforwards and other deferred assets that may not be realized.

At December 31, 1996, the Company has the following net operating loss and investment tax credit carryforwards for income tax purposes:

      YEAR OF                                       NET OPERATING        INVESTMENT
    EXPIRATION                                         LOSSES            TAX CREDITS
    ----------                                         ------            -----------
       1998                                            $     --            $1,430
       1999                                                  --               195
       2000                                             175,160                --
       2001                                              52,793                --
       2002                                             811,470                --
       2003                                             450,222                --
       2004                                             204,743                --
       2006                                               1,513                --
       2010                                             174,295                --
       2011                                             232,687                --
                                                       ========            ======

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 7 - RELATED PARTY TRANSACTIONS

The Company is obligated to repurchase outstanding common stock from its minority shareholders in the event of death or other termination of employment with the Company. The terms of the agreement indicate the repurchase price per share to be the greater of $1.00 per share or the book value per share ($71 at December 31, 1996). (The minority shareholders own 180 shares of the outstanding common stock.) In the event the Company cannot finance the repurchase, the Company's major shareholder is obligated to purchase the minority shareholder's common stock.


NOTE 8 - CAPITAL LEASES

In November and May of 1996, the Company entered into two capital leases for vehicles that expire in November 2001 and May 2002, respectively. At December 31, 1996, the gross amounts recorded under the capital leases were as follows:

Vehicles                                                          $151,113
Less accumulated amortization                                       49,495
                                                                  --------

                                                                  $101,618
                                                                  ========

Amortization for the year ended December 31, 1996 was $8,276 and is included in depreciation expense.

The present value of future minimum capital lease payments, exclusive of certain assessments which are also payable by the Company, as of December 31, 1996 is:

1997                                                                   $ 31,920
1998                                                                     31,920
1999                                                                     31,920
2000                                                                     31,920
2001                                                                     30,572
2002                                                                      6,560
                                                                       --------
         Total minimum lease payments                                   164,812
Less amount representing interest                                        58,856
                                                                       --------
         Present value of net minimum capital lease payments            105,956
Less current installments of obligations under capital leases            13,547
                                                                       --------

OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT INSTALLMENTS       $ 92,409
                                                                       ========

                              THERMETIC GLASS INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 9 - BUSINESS AND CREDIT CONCENTRATIONS

Most of the Company's customers are located in the Midwest. The Company had no customers that accounted for more than 10 percent of the Company's sales in 1996. The Company had thirty-four customers in 1996, each of whom had an accounts receivable balance which exceeded 5 percent of the Company's total stockholders' equity at December 31, 1996. Accounts receivable from these customers totaled approximately $564,000 at December 31, 1996.


NOTE 10 - 401(k) PLAN

In 1996, the Company adopted a 401(k) plan covering all employees who have completed one year of service by January 1 and attained age 21. The Company matches 25 percent of the employees' contributions up to 6 percent of their income. The expense for 1996 was $10,317.


NOTE 11 - SUBSEQUENT EVENT

On July 18, 1997, all of the stock of Thermetic Glass Inc. was acquired by American Architectural Products Corporation (AAPC) in exchange for cash, AAPC stock, convertible secured debentures payable to the seller, and the assumption of certain liabilities. The accompanying financial statements do not give effect to this transaction.

THERMETIC GLASS, INC.
BALANCE SHEET
UNAUDITED

                                                                      JUNE 30,              DECEMBER 31,
                                                                        1997                    1996
                                                                        ----                    ----
                                       ASSETS
CURRENT ASSETS:
       Cash                                                                   $0                  $4,948
       Accounts receivable                                               697,358                 594,025
       Inventory                                                       1,013,359                 846,008
       Prepaid expenses and other current assets                          54,817                  67,143
                                                                      ----------              ----------
            Total Current Assets                                       1,765,534               1,512,124

NONCURRENT ASSETS:
       Deposits and other noncurrent assets                              110,445                 107,585
       Property, plant & equipment, net                                1,557,892               1,670,287
                                                                      ----------              ----------
            Total Noncurrent Assets                                    1,668,337               1,777,872
                                                                      ----------              ----------
Total Assets                                                          $3,433,871              $3,289,996
                                                                      ==========              ==========


                         LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Notes payable - current                                        $1,442,761              $1,046,573
       Accounts payable                                                  380,368                 305,554
                                                                      ----------              ----------
            Total Current Liabilities                                  1,823,129               1,352,127

LONG-TERM LIABILITIES:
       Notes payable - long-term                                       1,636,482               1,866,747
       Other liabilities                                                   6,074                       0
                                                                      ----------              ----------
            Total Long-Term Liabilities                                1,642,556               1,866,747
                                                                      ----------              ----------
Total Liabilities                                                      3,465,685               3,218,874

STOCKHOLDERS' EQUITY (DEFICIT):

       Common stock of no par value; authorized 500,000
            shares; issued and outstanding 1,000 shares                    1,000                   1,000
       Additional paid in capital                                      2,300,000               2,300,000
       Accumulated deficit                                            (2,332,814)             (2,229,878)
                                                                      ----------              ----------
            Total Stockholders' Equity (Deficit)                         (31,814)                 71,122
                                                                      ----------              ----------
Total Liabilities & Stockholders' Equity (Deficit)                    $3,433,871              $3,289,996
                                                                      ==========              ==========


The accompanying notes are an integral part of the financial statements.

THERMETIC GLASS, INC.
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
UNAUDITED

                                                                               SIX MONTHS ENDED
                                                                       JUNE 30,                JUNE 30,
                                                                         1997                    1996
                                                                         ----                    ----
Sales                                                                  $2,305,029             $1,888,909

Cost of Sales                                                           1,936,713              1,664,490
                                                                      -----------            -----------
       Gross Profit                                                       368,316                224,419

Selling Expenses                                                          179,227                170,690

General and Administrative Expenses                                       161,356                205,499
                                                                      -----------            -----------
       Income from Operations                                              27,733               (151,770)

Other Income (Expense):
       Interest Income (Expense), net                                    (126,315)              (116,484)
       Other Expense                                                       (4,354)                22,448
                                                                      -----------            -----------
                                                                         (130,669)               (94,036)
                                                                      -----------            -----------
       Income (loss) Before Income Taxes                                 (102,936)              (245,806)

Provision for Income Taxes                                                      0                      0
                                                                      -----------            -----------
       Net Income (loss)                                                 (102,936)              (245,806)

Accumulated Deficit, beginning                                         (2,229,878)            (1,287,539)
                                                                      -----------            -----------
Accumulated Deficit, ending                                           ($2,332,814)           ($1,533,345)
                                                                      ===========            ===========


The accompanying notes are an integral part of the financial statements.

THERMETIC GLASS, INC.
STATEMENT OF CASH FLOWS
UNAUDITED

                                                                                               SIX MONTHS ENDED
                                                                                       JUNE 30,                JUNE 30,
                                                                                         1997                    1996
                                                                                         ----                    ----
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)                                                             ($102,936)              ($245,806)
       Adjustment to reconcile net income (loss) to cash from
            operating activities-
                 Depreciation                                                          114,750                 108,254
                 Amortization                                                            1,110                   1,110
       Changes in operating assets and liabilities:
                 Accounts receivable, net                                             (103,333)                (38,903)
                 Inventories                                                          (167,351)                 12,832
                 Prepaid expenses and other current assets                              12,326                  22,904
                 Accounts payable                                                       74,814                  23,117
                 Deferred tax asset                                                          0                       0
                 Other                                                                   3,214                   4,785
                                                                                     ---------               ---------
                        Net cash from operating activities                            (167,406)               (111,707)

CASH FLOWS FROM INVESTING ACTIVITIES:

       Purchase of property and equipment                                               (3,465)               (111,755)
                                                                                     ---------               ---------
                        Net cash from investing activities                              (3,465)               (111,755)

CASH FLOWS FROM FINANCING ACTIVITIES:

       Proceeds from additional debt                                                   165,923                 213,850
                                                                                     ---------               ---------
                        Net cash from financing activities                             165,923                 213,850

Net (Decrease) Increase in Cash                                                         (4,948)                 (9,612)

Cash, Beginning Balance                                                                  4,948                   9,612
                                                                                     ---------               ---------
Cash, Ending Balance                                                                        $0                      $0
                                                                                     =========               =========


The accompanying notes are an integral part of the financial statements.

THERMETIC GLASS
NOTES TO FINANCIAL STATEMENTS

1.  Basis of Presentation

The accompanying unaudited financial statements include the accounts of Thermetic Glass, Inc. In the opinion of management, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of financial position and results of operations have been made. Operating results for the period ended June 30, 1997 are not necessarily indicative of the results for a full year. These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto of the Company for the year ended December 31, 1996.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

2.  Inventories

At June 30, 1997, inventory consisted of the following:

                 Raw materials                             $904,929
                 Work in process                                  0
                 Finished goods                             108,430
                                                         ----------
                                                         $1,013,359
                                                         ==========


3.  Subsequent Event

On July 18, 1997, all of the stock of Thermetic Glass, Inc. was acquired by American Architectural Products Corporation (AAPC) in exchange for cash, AAPC stock, convertible secured debentures payable to the seller, and the assumption of certain liabilities. The accompanying financial statements do not give effect to this transaction.